Exhibit 21.1

LIST OF SUBSIDIARIES OF CONSTELLIUM N.V.

Name	Jurisdiction of Incorporation
Alabama Electric Motor Services, LLC	Delaware

Alcan International Network (Thailand) Co. Ltd.	Thailand

Alcan International Network México S.A. de C.V.	Mexico

Alcan International Network Portugal – Importações e Exportações, Lda. – Em Liquidação	Portugal

Astrex Inc.	Canada

Constellium Automotive México, S. DE R.L. DE C.V.	Mexico

Constellium Automotive México Trading, S. DE R.L. DE C.V.	Mexico

Constellium Automotive USA, LLC	Delaware

Constellium China	China

Constellium Deutschland GmbH	Germany

Constellium Engley (Changchun) Automotive Structures Co Ltd.	China

Constellium Extrusions Burg GmbH	Germany

Constellium Extrusions Decin s.r.o.	Czech Republic

Constellium Extrusions Deutschland GmbH	Germany

Constellium Extrusions France	France

Constellium Extrusions Landau GmbH	Germany

Constellium Extrusions Levice S.r.o.	Slovak Republic

Constellium Finance	France

Constellium France Holdco	France

Constellium France III	France

Constellium Germany Holdco GmbH & Co. KG	Germany

Constelium Germany Verwaltungs GmbH	Germany

Constellium Holdco II B.V.	Netherlands

Constellium Holdco III B.V.	Netherlands

Constellium Issoire	France

Constellium Italy S.p.A.	Italy

Constellium Japan KK	Japan

Constellium Metal Procurement LLC	Delaware

Constellium Montreuil Juigné	France

Constellium Neuf Brisach	France

Constellium Paris	France

Constellium Property and Equipment Company, LLC	Delaware

Constellium Rolled Products Ravenswood, LLC	Delaware

Constellium Rolled Products Singen GmbH & Co. KG	Germany

Constellium Singen GmbH	Germany

Constellium Southeast Asia PTE. LTD.	Singapore

Constellium Switzerland AG	Switzerland

Constellium-UACJ ABS LLC (formerly known as Quiver Ventures LLC)	Delaware

Constellium Treuhand UG (haftunsgbeschränkt)	Germany

Constellium UK Limited	United Kingdom

Constellium US Holdings I, LLC	Delaware

Constellium US Holdings II, LLC	Delaware

Constellium Ussel	France

Constellium Valais SA	Switzerland

Constellium W	France

C-TEC Constellium Technology Center	France

Engineered Products International SAS	France

Listerhill Total Maintenance Center LLC	Delaware

Wise Alloys Finance Corporation	Delaware

Wise Alloys LLC	Delaware

Wise Alloys Funding LLC	Delaware

Wise Alloys Funding II LLC	Delaware

Wise Holdings Finance Corporation	Delaware

Wise Metals Group LLC	Delaware

Wise Metals Intermediate Holdings LLC	Delaware